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                                                                   EXHIBIT 10.18

                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

     This Amendment ("Amendment") is made this 30 day of October, 1996, by and between Frederick J. Rowan, II ("Executive") and The William Carter Company, a Massachusetts corporation ("Company").

                              W I T N E S S E T H:

     WHEREAS, Executive and Company entered into an Amended and Restated Supplemental Executive Retirement Agreement ("Agreement") as of November 1, 1993; and

     WHEREAS, in connection with the pending acquisition of the Company (and/or Carter Holdings Corp. ("Holdings")), pursuant to the Agreement and Plan of Merger dated as of September 18, 1996, by and between TWCC Acquisition Corporation and The William Carter Company ("Merger"), the parties have agreed to amend the Agreement to delete all provisions relating to (i) a current or future Change of Control, or (ii) forfeiture of benefits upon a termination for Cause;

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Agreement is hereby amended as follows, effective as of the day and year first written above.

          1. DEFINITIONS. Unless expressly defined in this Amendment, the capitalized terms used herein have the definitions attributed to them in the Agreement, and the definitions of those terms in the Agreement are incorporated herein by reference.

          2. NO CHANGE OF CONTROL. The parties hereto expressly agree that the acquisition of the Company and/or Holdings to be effected pursuant to the Merger will not trigger any additional rights, vesting, benefits, or funding under the Agreement or under the related Trust Agreement dated as of August 1, 1994, by and between the Company and Wachovia Bank of Georgia, N.A. ("Trust Agreement"), notwithstanding any provision of the Agreement or the Trust Agreement to the contrary.

          3. VESTING. Section 7 of the Agreement is amended to delete all references to a Change of Control and to termination for Cause. Section 7, as amended, shall read as follows:

               7. VESTING. Subject to the conditions below and in Executive's Employment Agreement, Executive shall be fully vested in all benefits pursuant to this Agreement upon his completion of three full "years of service" (as defined below) with the Company. In addition, Executive shall be fully vested in such benefits upon his death, termination of employment

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               by the Company by reason of Executive's Disability, or his termination of employment by the Company Without Cause. Prior to Executive's completion of three full years of service with the Company or the occurrence of an event described in the preceding sentence, Executive shall not be vested in any portion of his benefits hereunder.

          4. EARLY RETIREMENT. Section 13(a) of the Agreement, relating to early retirement benefits, is amended to delete the special Change in Control provisions. Section 13(a), as amended, shall read as follows:

               (a) If Executive's employment with the Company terminates prior to his attainment of age 65 years (including due to his death), his retirement benefits (if any) prior to reduction by amounts, if any, described in subparagraph 2(c) above shall be multiplied by a fraction, the numerator of which shall be 26 minus the number of full years until the Executive would attain (or would have attained, in the case of his death) age 65 years and the denominator of which shall be 25; PROVIDED, that in no event shall the foregoing fraction exceed 1. After application of the foregoing fraction, the Executive's benefits shall be reduced by the amounts, if any, described in subparagraph 2(c) above.

          5. LUMP SUM. Section 17(d) of the Agreement is amended to delete the Change of Control provisions. Section 17(d), as amended, shall read as follows:

               (d) LUMP SUM. If Executive dies while still employed by the Company, his spouse as of his death may elect to receive his benefits hereunder in the form of the lump sum actuarially equivalent value of his monthly benefits (payable at the Executive's normal retirement date) as soon as reasonably practicable after Executive's death.

          6. TRUST FUNDING. Section 22 of the Agreement is amended to delete the Change of Control provisions. Section 22, as amended, shall read as follows:

               22. ESTABLISHMENT OF TRUST. The parties hereto agree that as soon as reasonably practicable, the Company shall establish a trust for the purpose of holding assets to be used in paying benefits established pursuant to this Agreement (the "Trust") by executing the trust agreement attached as Exhibit C to the Employment Agreement. The Company shall make annual cash contributions to the Trust on or before December 31 of each calendar year with the last contribution to be made to the Trust on or before December 31, 1999, subject to the conditions of this paragraph 22. The amount of each such annual contribution shall be actuarially determined by the Company in its sole discretion, taking into account the actuarial present value (computed using the assumptions set forth in paragraph 19) as of the date of contribution of the Executive's projected normal retirement benefit at age 65 (i.e., assuming that Executive would have become fully vested in all benefits accrued under this Agreement and his employment with the Company would not have terminated prior to his attaining age 65), if any, hereunder, the market value of assets, if any, in the Trust as of such date, the actual rate of return on assets in the Trust up to

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such date and the projected future cost of the Company's obligations under paragraph 21 (assuming the Commencement Date is Executive's normal retirement date) based on the prevailing income tax rates. The Company may employ actuaries or other consultants to compute the amount of any such annual contribution. To the extent the Company (or its actuaries or consultants) determines that in any calendar year in which the Company would otherwise be required to make a contribution to the Trust, actuarially no contribution is required, the Company shall not be required to make any contribution to the Trust for such year. Notwithstanding anything in this Agreement to the contrary, (i) the Company may, upon written notice to the trustee of the Trust that all amounts payable to or with respect to the Executive under this Agreement have been fully paid or otherwise provided for, require the trustee to return all residual assets of the Trust to the Company, and (ii) the Company may at any time direct the trustee to return to the Company the amount of actuarial overfunding in the Trust (regardless of whether the Executive is then entitled to commence receipt of benefits under this Agreement), the amount of such overfunding to be determined by the Company.

     7. TRUSTEE NOTICE. Section 31 of the Agreement is amended to delete any reference to a Change of Control, Section 31, as amended, shall read as follows:

          31. NOTICE TO TRUSTEE. The Company shall immediately provide written notice to the trustee of the Trust upon the occurrence of an Insolvency Event.

     8. CONTINUED EFFECTIVENESS. Except as amended by this Amendment, the Agreement continues in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first written above.

                                           THE WILLIAM CARTER COMPANY


                                           By:    /s/ David A. Brown
                                                  ------------------------------

                                           Its:   Sr. VP - Secretary
                                                  ------------------------------


                                           EXECUTIVE:

                                           /s/ Frederick J. Rowan, II
                                           -------------------------------------
                                           FREDERICK J. ROWAN, II

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